Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: David Donaldson (205) 298-3220

VULCAN MATERIALS COMPANY ANNOUNCES

RESULTS OF TENDER OFFER

FOR ANY AND ALL OF ITS 7.50% NOTES DUE 2021

BIRMINGHAM, Ala., December 28, 2017—Vulcan Materials Company (NYSE:VMC) (the “Company”) announced today the results of the previously announced cash tender offer for any and all of its 7.50% Notes due 2021 (the “Notes”) which expired at 5:00 p.m., New York City time, on December 22, 2017 (the “Expiration Date”).

According to D.F. King & Co, Inc., the tender and information agent for the tender offer, $564,889,000 aggregate principal amount of the Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn, and the Company has accepted for purchase all such Notes. The Company expects the payment for the purchased Notes to be made today, December 28, 2017.

As previously announced, the Company will redeem on January 17, 2018 the $35,111,000 aggregate principal amount of the Notes that remain outstanding. Holders of such Notes will receive the “make-whole” redemption price based on the redemption spread of 50 basis points over the yield of the applicable U.S. Treasury Security, plus accrued and unpaid interest to the date of redemption.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from expectations. Readers are strongly encouraged to read the full cautionary statements contained in Vulcan Materials Company filings with the SEC. Vulcan Materials Company disclaims any obligation to update or revise any forward-looking statements.

Vulcan Materials Company, a member of the S&P 500 index with headquarters in Birmingham, Alabama, is the nation’s largest producer of construction aggregates and a major producer of other construction materials—primarily crushed stone, sand and gravel—and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete. For additional information about Vulcan, go to www.vulcanmaterials.com.

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